EXHIBIT 10.4

AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of April 4, 2025, is entered into by and among The Eastern Company, a Connecticut corporation, as the borrower (“Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and TD Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent” or “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Lenders and Agent, are party to that certain Credit Agreement, dated as of June 16, 2023 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of March 25, 2024, further amended by that certain Amendment No. 2 to Credit Agreement, dated as of May 8, 2024, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not defined in this Amendment have the meanings ascribed to such terms in the Credit Agreement, as amended hereby);

WHEREAS, the Borrower has requested that Lenders amend the Credit Agreement to increase the Total Revolving Commitment to $50,000,000 from $30,000,000; and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto also wish to amend certain other provisions of the Credit Agreement as herein provided;

WHEREAS, Agent and Lenders are willing to make such amendments, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

I. Terms of the Incremental Revolving Facility Increase.

A. Pursuant to Section 2.17 of the Credit Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Section III hereof, each of the Lenders party hereto severally (and not jointly) agrees to provide to the Borrowers an Incremental Revolving Credit Commitment equal to the amount set forth opposite its name on Annex A attached hereto, which Incremental Revolving Credit Commitments shall be in an aggregate principal amount equal to $20,000,000 and shall be added to and constitute a part of the Revolving Commitment existing under the Credit Agreement immediately prior to giving effect to this Amendment.

B. All Borrowings and Letters of Credit outstanding immediately prior to giving effect to this Amendment on the Amendment No. 3 Effective Date (as defined below) shall remain outstanding immediately thereafter; provided, however, that if after giving effect to this Amendment on such date any Lender’s Revolving Facility Percentage has changed, then the Borrower shall incur such new Revolving Loans and/or repay such then outstanding Revolving Loans so that, after giving effect thereto, each Lender shall have outstanding Revolving Loans in an amount equal to such Lender’s Revolving Facility Percentage of all outstanding Revolving Loans, as applicable on the Amendment No. 3 Effective Date after giving effect to the actions required by this Section I(B). It is understood that all new Revolving Loans made on the Amendment No. 3 Effective Date in accordance with the immediately preceding proviso shall be proportionately added to each then outstanding Borrowing, so that each Revolving Lender will have outstanding Revolving Loans comprising each Borrowing in an amount equal to its Revolving Facility Percentage thereof. For the avoidance of doubt, each incurrence of Revolving Loans made pursuant to this paragraph shall be subject to the same Interest Periods applicable to the outstanding Revolving Loans and the same Adjusted Term SOFR applicable to the outstanding Revolving Loans for such Interest Periods. All actions required pursuant to this Section I(B) shall be taken to the reasonable satisfaction of the Administrative Agent.

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II. Amendments to the Credit Agreement. Effective upon satisfaction of the conditions set forth in Section III below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“Amendment No. 3” shall mean that certain Amendment No. 3 to this Agreement, dated as of March ___, 2025.”

“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3.”

(b) The definition of “Capital Lease” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a finance lease on the balance sheet of that Person.

(c) The definition of “Total Revolving Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Total Revolving Commitment” means the sum of the Revolving Commitments of the Lenders as the same may be decreased pursuant to Section 2.12 hereof or increased pursuant to Section 2.17. As of the Amendment No. 3 Effective Date, the amount of the Total Revolving Commitment is $50,000,000.00.

(d) Clause (a) of Section 2.17 of the Credit Agreement is amended by deleting “$75,000,000” and replacing it with “$55,000,000” in lieu thereof.

(e) Clause (c) of Section 7.04 of the Credit Agreement is amended by deleting “$10,000,000” and replacing it with “$15,000,000” in lieu thereof.

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(f) Section 7.05(n) of the Credit Agreement is amended and restated in its entirety as follows:

"(n) other Investments by the Borrower or any Subsidiary in any other Person (other than the Borrower or any of its Subsidiaries) made after the Closing Date and not permitted pursuant to the foregoing subparts, provided that (i) at the time of making any such Investment, no Default or Event of Default shall have occurred and be continuing, or would result therefrom (including, without limitation, under Section 7.07 giving pro forma effect to such Investment), (ii) the maximum cumulative amount of all such Investments that are so made pursuant to this subpart and outstanding at any time shall not exceed an aggregate of $25,000,000, taking into account the repayment of any loans or advances comprising such Investments, (iii) no such Investment shall be permitted unless such Investment has been approved by the Board of Directors of the Borrower, (iv) such Person shall not engage in any business other than the businesses engaged in by the Credit Parties and their Subsidiaries on the Closing Date and any other business reasonably related or ancillary thereto, and (v) the gross leverage ratio of the Credit Parties and their Subsidiaries, equal to the ratio of Consolidated Funded Debt to Consolidated EBITDA, would not be greater than 3.00 to 1.00 for the most recently ended Testing Period, giving pro forma effect to such Investment;"

(g) Each of the Lenders party hereto severally agree to provide to the Borrower a Revolving Commitment equal to the amount set forth opposite its name on Annex I attached hereto.

(h) Schedule 1 is amended and restated in its entirety as set forth on Schedule 1 attached hereto.

III. Representations, Warranties, Covenants and Acknowledgments. To induce Agent and Lenders to enter into this Amendment:

A. Each Credit Party hereby represents and warrants that (i) as of the Amendment No. 3 Effective Date and after giving effect to the amendment hereto, all of the representations and warranties made or deemed to be made under the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment No. 3 Effective Date as if made on the Amendment No. 3 Effective Date (except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, as amended or otherwise modified herein, (ii) as of the Amendment No. 3 Effective Date and after giving effect to the amendments set forth herein, there exists no Default or Event of Default under the Credit Agreement or any of the other Loan Documents, (iii) it has the power and is duly authorized to enter into, deliver and perform this Amendment, and (iv) this Amendment and each of the other Loan Documents are the legal, valid and binding obligation of each Credit Party party thereto, enforceable against each Credit Party in accordance with its terms, except to the extent enforcement may be limited under applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and equitable discretion of the court;

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B. Each Credit Party hereby reaffirms each of the agreements, covenants, and undertakings set forth in the Credit Agreement and each and every other Loan Document executed in connection therewith or pursuant thereto, as amended and modified hereby;

C. Each Credit Party hereby acknowledges that each Loan Document, including that certain Fee Letter, dated as of June 16, 2023, as superseded by the Amendment No.3 Fee Letter to be executed in connection with this Amendment, remains in full force and effect and is hereby ratified and reaffirmed;

D. Each Credit Party hereby acknowledges and agrees that as of the date hereof no right of offset, recoupment, defense, counterclaim, claim, cause of action or objection in favor of any Credit Party against Agent or any Lender exists arising out of or with respect to (i) the Obligations, this Amendment or any of the other Loan Documents, (ii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing, or (iii) the administration or funding of the Loans;

E. Each Credit Party acknowledges and agrees that this Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement; and

F. It shall constitute an Event of Default under the Credit Agreement if any representation or warranty made in this Amendment, or any other document or certificate delivered in connection herewith, made or submitted by any Credit Party, shall prove to have been false, incorrect or misleading in any material respect on the date as of which it is made.

IV. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 3 Effective Date”) that Agent has received (i) counterparts of this Amendment executed by each of the parties hereto, and (ii) the Amendment No. 3 Fee Letter dated as of the date hereof executed by the Borrower, together with all fees required to be paid therein in the date hereof.

V. Costs and Expenses. The Credit Parties agree, jointly and severally, to pay all actual and reasonable out-of-pocket costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Duane Morris LLP, counsel to Agent).

VI. Effect of this Amendment; Relationship of Parties.

A. Except as expressly waived hereby, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to Agent and each Lender, except to the extent enforcement may be limited under applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditor’s rights generally and equitable discretion of a court of competent jurisdiction. To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Credit Parties, other than as expressly provided herein, including, without limitation, the Credit Parties’ obligations to repay the Loans in accordance with the terms of the Credit Agreement, or the obligations of the Credit Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect, and nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of any Credit Party under the Credit Agreement, or the other Loan Documents, from any of its obligations and liabilities as a “Borrower” or “Credit Party” thereunder.

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B. The relationship of Agent and the Lenders, on the one hand, and the Credit Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment (or any instrument, document or agreement delivered in connection herewith), the Credit Agreement or the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

VII. Acknowledgement and Agreement. Agent’s and the Lenders’ agreement to the amendment contained herein does not and shall not create (nor shall any Credit Party rely upon the existence of or claim or assert that there exists) any obligation of Agent or any Lender to consider or agree to any further consents, amendments, waivers or other agreements. In the event that Agent and the Lenders subsequently agree to consider any further consents, amendments, waivers or agreements, neither the amendment contained herein nor any other conduct of Agent or any Lender shall be of any force and effect on Agent’s and any Lender’s consideration or decision with respect to any such requested amendment, consent, waiver or agreement, and Agent and Lenders shall have no further obligation whatsoever to consider or agree to further amendments, consents, waivers, or agreements. All parties enter into the amendment voluntarily and with full understanding of the changes and their implications.

VIII. Amendment as Loan Document. Each Credit Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

IX. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

X. Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (any of which may be delivered via facsimile or electronic mail in portable document format), each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof, except the agreements embodied in the Credit Agreement and the other Loan Documents.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE EASTERN COMPANY, as the Borrower

By:
Name:	Nicholas Vlahos
Title:	Chief Financial Officer

TD BANK, N.A., as a Lender, LC Issuer, Swing Line Lender and as the Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

M&T BANK, as a Lender

By:
Name:
Title:

Acknowledged by:

VELVAC HOLDINGS, INC.		VELVAC, INCORPORATED

By:		By:
	Name: Nicholas Vlahos		Name: Nicholas Vlahos
	Title: Treasurer		Title: Treasurer

BIG 3 PRECISION PRODUCTS, INC.		BIG 3 PRECISION MOLD SERVICES, INC.

By:		By:
	Name: Nicholas Vlahos		Name: Nicholas Vlahos
	Title: Treasurer		Title: Treasurer

EASTERN ENGINEERED SYSTEMS, INC.

By:
Name: Nicholas Vlahos
Title: Treasurer

Schedule 1

Lenders and Commitments as of the Amendment No. 3 Effective Date

Lender	Revolving Commitment	Revolving Facility Percentage
TD Bank, N.A.	$16,666,666.66	33.33%
Bank of America, N.A.	$11,666,666.67	23.33%
Wells Fargo Bank, National Association	$11,666,666.67	23.33%
M&T Bank Corporation	$10,000,000.00	20.00%
Total:	$50,000,000.00	100%

ANNEX A

Lender	Existing Revolving Commitments	2025 Facility Increase	Pro Forma Commitments
TD Bank	10,000,000.00	6,666,666.66	16,666,666.66
Bank of America	7,000,000.00	4,666,666.67	11,666,666.67
Wells Fargo	7,000,000.00	4,666,666.67	11,666,666.67
M&T	6,000,000.00	4,000,000.00	10,000,000.00
Total	30,000,000.00	20,000,000.00	50,000,000.00